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                                                                     EXHIBIT 4.4


[FRONT OF CARD]


DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN                       PNC BANK
ENROLLMENT CARD

To participate in PNC Bank Corp.'s Dividend Reinvestment and Stock Purchase Plan, complete and sign the reverse side of this enrollment form and return it in the enclosed envelope.

This will authorize PNC Bank Corp. to forward to The Chase Manhattan Bank, as your agent, all or a portion of the dividends you receive on common and/or preferred stock to be invested together with any voluntary cash contributions you make from $50 up to $5,000 per month, to purchase additional shares of common stock. All investments and any voluntary cash contributions are made subject to the terms and conditions of the Plan as set forth in the accompanying prospectus.

This authorization and appointment are given by you with the understanding that you may terminate them at any time by so notifying The Chase Manhattan Bank in writing, or by completing and returning the termination form contained within your quarterly dividend reinvestment statements.

[                         ]       If you would like to have your voluntary cash
                                  contributions deducted automatically from your checking or savings account, enroll in the Plan and complete the AUTOMATIC MONTHLY
                                  CONTRIBUTIONS information.

                                  To deposit your shares for safekeeping, check the appropriate box on the reverse side and return this card and your stock certificates via registered mail, return receipt requested.

                                  Questions regarding PNC Bank's Dividend
                                  Reinvestment and Stock Purchase Plan,
                                  Voluntary Cash Contributions and Safekeeping should be directed to the PNC Bank Hotline at 800 982-7652.

                                  PLEASE READ CAREFULLY.  THIS IS NOT A PROXY.
                                  RETURN THIS FORM ONLY IF YOU WISH TO
                                  PARTICIPATE IN THE PLAN.


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                                                         EXHIBIT 4.4 (continued)


[BACK OF CARD]


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
 Please enroll me in the PNC Bank Corp. Dividend
 Reinvestment and Stock Purchase Plan in regards to my:      VOLUNTARY CASH CONTRIBUTION.  ENCLOSED $ ______________
                                                             (A voluntary cash contribution may be made at the
 [ ]   Common Stock  -or-   [ ]  Preferred Stock             time of enrollment.)
       (Series ____________)
                                                             [ ]  AUTOMATIC MONTHLY CONTRIBUTIONS.  Withdraw $ _________
 [ ]   FULL DIVIDEND REINVESTMENT.  Apply the                     ($50 to $5,000 per month) from my checking or
       dividends on all shares of stock as                         savings account below on a monthly basis to
       indicated above and any voluntary cash                      purchase additional shares of common stock.
       contributions to the purchase of additional                 (YOU MUST COMPLETE THIS SECTION AND RETURN FORM
       shares of common stock.                                     WITH A PERSONAL VOIDED CHECK.  YOUR FINANCIAL
                         -or-                                      INSTITUTION CAN PROVIDE YOU WITH THE FOLLOWING
                                                                   REQUIRED INFORMATION.)
 [ ]   PARTIAL DIVIDEND REINVESTMENT.  Apply the
       dividends on ______________  shares of stock          Financial Institution Name: ___________________________
       as indicated above and any voluntary cash
       contributions to the purchase of additional           Branch Address: _______________________________________
       shares of common stock.
                                                             City, State, Zip: _____________________________________

 Date _______________________________________________        Type of Account:   [ ] Checking    [ ] Savings  [ ] Other ______

 Signature(s) _______________________________________        Financial Institution RT/ABA Number: _______________________

 ____________________________________________________        Checking/Savings Account Number: ___________________________
  All joint owners must sign exactly as names appear
                   on reverse side                           [ ]  SAFEKEEPING.  Deposit the enclosed ______________ shares of stock for safekeeping.

                                                             (IF YOU ALREADY PARTICIPATE IN THE PLAN, IT IS NOT NECESSARY
                                                                                        TO RE-ENROLL.)
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